Exhibit 5.1

TO THE ADDRESSEES SET OUT IN SCHEDULE 4 Cayman Office Appleby (Cayman) Ltd. 71 Fort Street PO Box 190 Grand Cayman KY1-1104 Cayman Islands Tel +1 345 949 4900 applebyglobal.com	Email sraftopoulos@applebyglobal.com Direct Dial +1 345 814 2748 Tel +1 345 949 4900 Fax +1 345 949 4901 Appleby Ref 446571.0013

19 July 2022

Dear Sirs

LumiraDX Limited (Company)

INTRODUCTION

This opinion as to Cayman Islands law is addressed to you in connection with the filing by the Company of a registration statement on Form F-1, as amended (Registration Statement) in connection with the proposed offering by the Company of common shares, par value $0.0000028 per share (Common Shares), of the Company. This opinion is rendered pursuant to Item 5.1 of Form F-1 promulgated under the United States Securities Act of 1933, as amended (Securities Act) and Items 601(b)(5) and (b)(23) of Regulation S-K promulgated by the United States Securities and Exchange Commission (SEC).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the Registration Statement and the documents listed in Part 2 of Schedule 1 and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth herein. We have not examined any other documents.

For the purposes of giving this opinion we have carried out the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in the Registration Statement or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Registration Statement or whether it gives effect to the commercial intentions of the parties.

This opinion is given solely for the benefit of the Addressees in connection with the matters referred to herein and, except with our prior written consent it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

A copy of this opinion may be provided (a) where required by law or judicial process and (b) for the purpose of information only to the Addressees’ affiliates, professional advisers, auditors, insurers and regulators.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is duly incorporated as an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity.

2.	Good Standing: The Company is validly existing and in good standing with the Registrar of Companies of the Cayman Islands.

3.

Issuance of Shares: We are of the opinion that the Common Shares are validly issued, fully paid and non-assessable. The term fully paid and non-assessable means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of the Common Shares.

4.	Winding Up and Litigation: Based solely upon the Litigation Search:

(a)	no court proceedings are pending against the Company; and

(b)

no court proceedings have been started by or against the Company for the liquidation, winding-up or dissolution of the Company or for the appointment of a liquidator, receiver, trustee or similar officer of the Company or of all or any of its assets.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Yours faithfully

/s/ Appleby (Cayman) Ltd.

Appleby (Cayman) Ltd.

Schedule 1

Part 1

The Registration Statement

1.	A PDF copy of the Registration Statement on Form F-1, as amended.

Part 2

Other Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 24 August 2016 (Certificate of Incorporation).

2.	A copy of the certificate of good standing of the Company dated 11 July 2022 issued by the Registrar of Companies (Certificate of Good Standing);

3.	A copy of the amended and restated memorandum of association and articles of association of the Company dated 28 September 2021 (together the Constitutional Documents).

4.	A copy of the minutes of a meeting of the board of directors of the Company dated 8 July 2022 (Board Resolutions);

5.	A copy of the Register of Directors and Officers of the Company dated 6 July 2022 (Register of Directors and Officers).

6.	A copy of the results of the Litigation Search.

Part 3

Searches

1.

An on-line search, conducted at 8:55 am on 18 July 2022, of the entries and filings shown and otherwise available for inspection in respect of the Company in the Register of Writs and other Originating Process maintained at the Clerk of the Courts Office in George Town, Cayman Islands for the period of at least 12 months immediately preceding the date of such search (Litigation Search).

Schedule 2

Assumptions

We have assumed:

1.

(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that there has been no change to the information contained in the Registration Statement remains in full force and effect and is unamended;

3.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic;

4.	that the Registration Statement does not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

5.

the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the Cayman Islands in respect of matters upon which we have expressly opined) made in the Registration Statement and any other documents reviewed by us;

6.

the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date and time of the Litigation Search;

7.	that none of the Company’s directors or its registered office has received any notice of any litigation or threatened litigation to which the Company is or may be party;

8.

that the Company has not (i) received notice of any stop notice under Order 50 of the Grand Court Rules in respect of any of its shares or (ii) issued any restrictions notice under the Companies Act in respect of the registration of the beneficial ownership of any of its shares, which restrictions notice has not been withdrawn by the Company or ceased by court order;

9.

that (i) the Registration Statement is in the form of the document approved in the Board Resolutions, (ii) any meetings at which the Board Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout, (iii) all interests of the directors of the Company on the subject matter of the Board Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents, (iv) the Board Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and will be in full force and effect at any time when the Common Shares are issued, offered or sold and that no action will be taken by the Company inconsistent with such Board Resolutions;

10.

that the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company as at the date the Board Resolutions were passed or adopted, the date the Registration Statement was executed and as at the date of this opinion;

11.

that there is no matter affecting the authority of the directors of the Company to effect entry by the Company into the Registration Statement including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Board Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

12.

that there are no records of the Company, agreements, documents or arrangements other than the Constitutional Documents, the Board Resolutions and the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions contemplated in the Registration Statement or restrict the powers and authority of the directors of the Company in any way which would affect opinions expressed in this opinion;

13.

that any applicable escrow conditions have been met and that any applicable conditions to the obligations of parties to the Registration Statement to effect the transactions contemplated by the Registration Statement will have been met or waived in accordance with their terms;

14.	that upon issue of any shares (including the Common Shares) the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

15.

that the directors or members of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the Company’s property or assets.

Schedule 3

Reservations

Our opinion is subject to the following:

1.

Litigation Search: Any Litigation Search is not conclusively capable of revealing whether or not there is any originating process, amended originating process pending or any appeal pending in proceedings in which any party is a defendant or respondent as notice of these matters might not be entered on the court registers immediately. Any Litigation Search would not reveal any proceedings against any predecessor entities that may have merged with or into any party under the laws of any jurisdiction nor any proceedings against any of the parties in a name other than the relevant party’s current name.

2.

Good Standing: Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

3.

Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on shareholders is not publicly available and information on directors is limited. We have therefore obtained copies of the corporate documents specified in Schedule 1 and relied exclusively on such copies for the verification of such corporate information.

4.

Document with an “as of” Date: We express no opinion on the effectiveness of the date of any document which is dated as of or with effect from a date prior to that on which it is authorised, executed, and delivered by all parties thereto.

SCHEDULE 4

ADDRESSEES

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108

Cayman Islands